Data as of 11/30/14

Manager’s Commentary

Market Review

While the Hang Seng Index ended flat for the month, the Hang Seng China Enterprises Index was up over 3% (in local terms). The performance gap was mainly attributable to the robust performance of China's domestic equity markets. The offshore Chinese/Hong Kong equity market was initially undermined by the lukewarm response to the Shanghai-Hong Kong Connect scheme, but subsequently lifted because of the surprise interest rate cut announced by the People's Bank of China on November 21,2014. Several rounds of targeted monetary easing including a Standing Lending Facility and a Mid-term Lending Facility have not been able to work their way through to support the real economy. Interest rate sensitive sectors such as Chinese property and insurance, as well as brokers, outperformed in the last week of November. Hong Kong stocks were relatively out of favor as weak gross gaming revenue numbers continued to weigh on casino stocks.

In Taiwan, export order growth accelerated further from 12.7% year on year for September to 13.4% year on year for October, boosted by strong demand from the United States and Europe, as well as ASEAN countries. Despite the ruling party's loss in the Taipei election, the market had already priced in the event and investors tended to buy on the weakness. Strong market sentiment for the United States and China also supported the market.

Fund Review

The China Fund, Inc. (the "Fund") underperformed the MSCI Global Dragon Index (the "benchmark index") for the month. Stock selection in the information technology sector was the largest detractor from relative returns, while the stock selection in consumer staples contributed. Two of the main contributors for the month were China Minsheng Banking, a bank in China with a focus on loans to small-medium enterprises, and Natural Beauty, a company providing skin treatments through its beauty centers in China. China Minsheng's share price was driven by a consultation paper regarding the introduction of a deposit insurance system. In the long run, we expect this to be positive for the banking industry as it is likely to reduce financial risks and urge Chinese banks to improve profitability and operating efficiency. With respect to Natural Beauty, the share price was supported by a turnaround in earnings and increased dividend payout. Conversely, the main detractors for the month were Li & Fung, an export trading and sourcing company, and Comba Telecom Systems, a Chinese company providing wireless infrastructure and solutions to mobile operators and enterprises. The share price of Li & Fung was undermined by concerns over weak sales particularly in Europe, despite the fact its exposure to Europe is relatively small. However, we believe that its cash flow will improve and with its asset-light model, the company should be able to deliver strong cash flows to support a higher dividend payment. The share price of Comba fell after a strong run in the past few months. The company also issued clarification on allegations that a former employee offered bribes.

Key Transaction

The key transaction for the month was the initiation of exposure to Haitong Securities. We believe the company will benefit largely from the Shanghai -Hong Kong Connect scheme over the medium term and the stronger turnover in A-shares market.

Outlook

Expectations of monetary easing including a cut in the reserve requirement ratio (RRR) and relaxation of the loan-deposit ratio will continue to drive the Hong Kong equity market, particularly Chinese stocks. We believe that the current policy easing is unlikely to have a significant positive impact on economic growth. Hence, we remain cautious on cyclical stocks including materials, commodities and energy. However, the expectations of further interest rate cuts will drive liquidity into the A-share markets and this will have a positive spill over effect into H-shares. As a result, we believe the financial sector will lead the market rally in the short/medium term and hence we would selectively increase exposure to the sector.

In Taiwan, assuming a strong US dollar environment, we would continue to favor the technology sector but we are cautious about companies that have major competitors in Japan and Korea. Also, we remain focused on stocks with quality and better earnings visibility.

In Brief

Fund Data

Description	Seeks to achieve longterm capital appreciation through investments in China companies.
Listing Date (NYSE)	July 10, 1992
Total Fund Assets (millions)	$380.5
Median Market Cap (in billions)	$5.4
Distribution Frequency	Annual
Management Firm	Allianz Global Investors U.S. LLC
Portfolio Management	Christina Chung, CFA Lead Portfolio Manager

Performance (US$ Returns)
(as of 11/30/14)
	Fund	Benchmark1
One Month	0.25%	1.32%
Three Months	-2.06%	-1.42%
One Year	6.19%	7.83%
Three Years % pa	11.53%	13.77%

Net Asset Value / Market Price
Net Asset Value (NAV) / Market Price at Inception	$13.15 / $14.26
NAV / Market Price (as of 11/30/14)	$24.27 / $21.92

High / Low Ranges (52-Week)
High / Low NAV	$26.60 / $21.65
High / Low Market Price	$23.61 / $19.20
Premium/Discount to NAV (as of 11/30/14)	-9.68%

Fund Data (Common Shares)
Shares Outstanding	15,682,028
Average Daily Volume	43,615
Expense Ratio	1.30%

Fund Managers

Christina Chung, CFA
Lead Portfolio
Manager

1.MSCI Golden Dragon Index.

The China Fund, Inc.

Investment Objective
The investment objective of the Fund is to achieve long-term capital appreciation. The Fund seeks to achieve its objective through investment in the equity securities of companies and other entities with significant assets, investments, production activities, trading or other business interests in China or which derive a significant part of their revenue from China.

The Fund has an operating policy that the Fund will invest at least 80% of its assets in China companies. For this purpose, 'China companies' are (i) companies for which the principal securities trading market is in China; (ii) companies for which the principal securities trading market is outside of China or in companies organized outside of China, that in both cases derive at least 50% of their revenues from goods or services sold or produced, or have a least 50% of their assets in China; or (iii) companies organized in China. Under the policy, China means the People's Republic of China, including Hong Kong, and Taiwan. The Fund will provide its stockholders with at least 60 days' prior notice of any change to this policy.

Average Annual Returns

	1 Month	3 Month	YTD	1 Year	3 Year	5 Year	10 Year	Inception
NAV	0.25%	-2.06%	5.34%	6.19%	11.53%	7.16%	14.36%	10.87%
Market Price	2.24%	-1.13%	5.33%	8.24%	10.00%	6.57%	10.84%	9.97%
MSCI Golden Dragon Index	1.32%	-1.42%	9.20%	7.83%	13.77%	6.57%	9.45%	—

Calendar Year Returns

	2006	2007	2008	2009	2010	2011	2012	2013
NAV	57.10%	86.20%	-46.95%	72.83%	27.26%	-24.37%	12.12%	18.31%
Market Price	65.68%	50.24%	-40.65%	72.19%	23.60%	-27.51%	20.52%	12.70%
MSCI Golden Dragon Index	39.50%	37.97%	-49.37%	67.12%	13.60%	-18.35%	22.65%	7.25%

Past performance is not a guide to future returns.

Returns are annualized, except for periods or less than one year.

Source: State Street Bank and Trust Company. Source for index data: MSCI as at November 30, 2014. Investment returns are historical and do not guarantee future results. Investment returns reflect changes in net asset value and market price per share during each period and assumes that dividends and capital gains distributions, if any, were reinvested. The net asset value (NAV) percentages are not an indication of the performance of a shareholder's investment in the Fund, which is based on market price. NAV performance includes the deduction of management fees and other expenses. Market price performance does not include the deduction of brokerage commissions and other expenses of trading shares and would be lower had such commissions and expenses been deducted. It is not possible to invest directly in an index.

Premium/Discount

Sector Allocation
	Fund	Benchmark1
Information Technology	29.87%	23.31%
Financials	23.20%	37.95%
Industrials	11.42%	6.20%
Consumer Discretionary	11.40%	6.86%
Energy	4.05%	5.53%
Telecom Services	3.56%	7.20%
Consumer Staples	2.80%	3.03%
Health Care	1.54%	1.13%
Materials	1.05%	3.90%
Utilities	0.00%	4.82%
Other assets & liabilities	11.10%	0.00%

Source: IDS GmbH - Analysis and Reporting Services, a subsidiary of Allianz SE.

Country Allocation
	Fund	Benchmark1
China	63.70%	71.27%
Hong Kong Red Chips	12.30%	13.07%
Hong Kong 'H' shares	18.70%	24.80%
Equity linked securities ('A' shares)	8.30%	0.00%
China 'A' & 'B' shares	0.00%	0.20%
Other Hong Kong securities	24.40%	33.20%
Taiwan	24.50%	28.73%
Other assets & liabilities	11.80%	0.00%

Top 10 Holdings
CHINA MINSHENG BK (China)	5.15%
CHINA MOBILE LTD (China)	3.56%
BEIJING ENTERPRISES HLDG (China)	3.33%
HONG KONG EXCHANGES AND CLEARING LTD (H.K.)	3.33%
TAIWAN SEMIC CO LTD (Taiwan)	3.21%
SUN HUNG KAI PROPERTIES LTD (H.K.)	3.05%
DELTA ELECTRONICS INC (Taiwan)	2.76%
LI & FUNG LTD (H.K.)	2.74%
CSR CORP LTD (China)	2.63%
QINGLING MOTORS CO LTD (China)	2.55%

Portfolio Characteristics
	Fund	Benchmark1
P/E Ratio	12.78	11.60
P/B Ratio	1.78	1.43
Issues in Portfolio	48	280
Foreign Holdings (%)	88.90	100.00
Cash (%)	11.10	0.00
Yield (%)	2.58	2.88

1.	MSCI Golden Dragon Index.

The China Fund, Inc.

Distribution History (10 Year)

Declaration Date	Ex-dividend Date	Record Date	Payable Date	Distribution/ Share	Income	Long-term Capital Gain	Short-term Capital Gain
12/13/04	12/20/04	12/22/04	1/7/05	$3.57010	$0.19630	$3.26640	$0.10740
12/9/05	12/19/05	12/21/05	12/29/05	$2.51190	$0.21720	$2.29470	—
12/8/06	12/19/06	12/21/06	12/29/06	$4.01170	$0.29960	$2.73090	$0.98120
12/7/07	12/19/07	12/21/07	1/25/08	$12.12000	$0.28000	$9.00000	$2.84000
12/8/08	12/22/08	12/24/08	1/23/09	$5.81740	$0.48130	$5.33610	—
12/9/09	12/22/09	12/24/09	12/29/09	$0.25570	$0.25570	—	—
12/8/10	12/21/10	12/24/10	12/29/10	$2.27420	$0.37460	$1.89960	—
12/8/11	12/21/11	12/23/11	12/29/11	$2.99640	$0.17420	$2.82220	—
12/10/12	12/20/12	12/24/12	12/28/12	$3.25170	$0.34730	$2.90440	—
12/13/13	12/19/13	12/23/13	12/27/13	$3.31400	$0.43870	$2.87530	—

Distribution/Share includes Income, Long-term Capital gains and Short-term Capital gains.

The China Fund NAV Performance of $10,000 since inception (with dividends reinvested at NAV price)

Past performance is not a guide to future returns.

Index Description
MSCI Golden Dragon Index

The MSCI Golden Dragon Index captures the equity market performance of large and mid cap China securities (H shares, B shares, Red-Chips and P-Chips) and non-domestic China securities listed in Hong Kong and Taiwan.

It is not possible to invest directly in an index.

The China Fund, Inc.

Portfolio in Full
Sector	Company (exchange ticker)	Market Price	Holding	Value US$	% of net assets
Information Technology					29.85
TAIWAN SEMICONDUCTOR MANUFACTURING CO LTD	2330	141.50	2,647,000	12,102,771	3.21
DELTA ELECTRONICS INC	2308	187.00	1,723,000	10,411,213	2.76
TENCENT HOLDINGS LTD	700	124.00	566,300	9,055,016	2.40
HERMES MICROVISION INC	3658	1,470.00	182,000	8,644,963	2.29
DIGITAL CHINA HOLDINGS LTD	861	7.22	8,937,000	8,320,510	2.20
TONG HSING ELECTRONIC INDUSTRIES LTD	6271	118.50	2,067,000	7,914,678	2.10
SEMICONDUCTOR MANUFACTURING INTERNATIONAL CORP	981	0.79	74,108,000	7,549,413	2.00
LARGAN PRECISION CO LTD	3008	2,385.00	96,000	7,398,336	1.96
ASM PACIFIC TECHNOLOGY LTD	522	78.95	646,600	6,582,772	1.74
COMBA TELECOM SYSTEMS HOLDINGS LTD	2342	3.03	12,264,999	4,792,158	1.27
ADVANTECH CO LTD	2395	212.00	694,841	4,759,877	1.26
CATCHER TECHNOLOGY CO LTD	2474	262.00	550,000	4,656,273	1.23
PRIMAX ELECTRONICS LTD	4915	39.15	3,174,000	4,015,255	1.06
MEDIATEK INC	2454	465.00	227,000	3,410,776	0.90
EPISTAR CORP	2448	58.20	1,812,000	3,407,655	0.90
CITIGROUP GLOBAL MARKETS HLDG (exch. for HANGZHOU HIKVISION DIGI)	N/A	3.15	1,071,208	3,375,376	0.89
GOLDPAC GROUP LTD	3315	6.35	4,042,000	3,309,718	0.88
HERMES MICROVISION GDR REG S	97457816	47.42	46,900	2,223,764	0.59
CLSA FINANCIAL PRODUCT WTS (exch. for HANGZHOU HIKVISION DIGI)	N/A	3.15	242,449	763,957	0.20
Financials					23.19
CHINA MINSHENG BANKING CORP LTD	1988	8.50	17,746,100	19,451,041	5.15
HONG KONG EXCHANGES AND CLEARING LTD	388	168.90	576,300	12,551,605	3.33
SUN HUNG KAI PROPERTIES LTD	16	113.40	788,000	11,522,860	3.05
CATHAY FINANCIAL HOLDING CO LTD	2882	49.90	5,688,000	9,171,377	2.43
INDUSTRIAL & COMMERCIAL BANK OF CHINA LTD	1398	5.25	13,451,000	9,106,152	2.41
PING AN INSURANCE GROUP CO OF CHINA LTD	2318	64.95	1,015,500	8,505,113	2.25
CHAILEASE HOLDING CO LTD	5871	79.50	2,328,200	5,980,835	1.58
CLSA FINANCIAL PRODUCTS LTD (exch. for PING AN INSURANCE(GROUP)	N/A	8.09	541,933	4,384,401	1.16
HAITONG SECURITIES CO LTD	6837	16.50	1,653,600	3,518,321	0.93
SHUI ON LAND LTD	272	1.92	13,467,000	3,334,211	0.88
Industrials					11.42
BEIJING ENTERPRISES HOLDINGS LTD	392	61.85	1,578,000	12,585,420	3.33
CSR CORP LTD	1766	7.89	9,765,000	9,935,054	2.63
CHINA EVERBRIGHT INTERNATIONAL LTD	257	11.90	6,048,000	9,280,679	2.46
HUTCHISON WHAMPOA LTD	13	97.25	587,000	7,361,202	1.95
CLSA FINANCIAL PRODUCTS WTS (exch. for ZHENGZHOU YUTONG BUS CO)	N/A	3.04	1,297,127	3,947,157	1.05
Consumer Discretionary					11.42
LI & FUNG LTD	494	8.63	9,282,000	10,329,359	2.74
QINGLING MOTORS CO LTD	1122	2.58	28,960,000	9,634,724	2.55
MERIDA INDUSTRY CO LTD	9914	212.00	1,323,000	9,062,961	2.40
CLSA FINANCIAL PRODUCTS LTD (exch. for CHINA INTL TRAVEL SERVI)	N/A	6.86	626,632	4,296,377	1.14
CITIGROUP GLOBAL MARKETS WTS (exch. for GREE ELECTRICAL APP INC)	N/A	4.94	676,267	3,339,406	0.88
ZHONGSHENG GROUP HOLDINGS LTD	881	7.90	3,163,500	3,222,671	0.85
DONGFENG MOTOR GROUP CO LTD	489	11.84	2,108,000	3,218,424	0.85
Energy					4.06
PETROCHINA CO LTD	857	8.41	7,750,000	8,404,632	2.23
CNOOC LTD	883	11.34	2,639,000	3,858,988	1.02
CHINA SUNTIEN GREEN ENERGY CORP LTD	956	1.85	12,785,000	3,049,955	0.81
Telecom Services					3.56
CHINA MOBILE LTD	941	95.50	1,092,500	13,453,826	3.56
Consumer Staples					2.80
NATURAL BEAUTY BIO-TECHNOLOGY LTD	157	0.77	50,320,000	4,996,344	1.32

The China Fund, Inc.

Portfolio in Full
Sector	Company (exchange ticker)	Market Price	Holding	Value US$	% of net assets
CITIGROUP GLOBAL MARKETS HOLD (exch. for SHANGHAI JAHWA UNITED)	N/A	5.74	513,350	2,944,062	0.78
CLSA FINANCIAL PRODUCTS WTS (exch. for SHANGHAI JAHWA UNITED)	N/A	5.74	460,100	2,638,674	0.70
Health Care					1.54
CITI ACCESS (exch. for JIANGSU HENGRUI MEDICINE)	N/A	5.81	696,350	4,045,794	1.07
CLSA FINANCIAL PRODUCTS LTD (exch. for JIANGSU HENGRUI MEDICINE)	N/A	5.81	307,087	1,785,619	0.47
Materials					1.05
TIANGONG INTERNATIONAL CO LTD	826	1.66	18,480,000	3,955,770	1.05

Source: State Street Bank and Trust Company, IDS GmbH-Analysis and Reporting Services, a subsidiary of Allianz SE.

Important Information:

Holdings are subject to change daily. The Fund seeks to achieve its objective through investment in the equity securities of companies and other entities with significant assets, investments, production activities, trading or other business interests in China or which derive a significant part of their revenue from China. Investing in non-U.S. securities entails additional risks, including political and economic risk and the risk of currency fluctuations, as well as lower liquidity. These risks, which can result in greater price volatility, will generally be enhanced in less diversified funds that concentrate investments in a particular geographic region.

The information contained herein has been obtained from sources believed to be reliable but Allianz Global Investors U.S. LLC and its affiliates do not warrant the information to be accurate, complete or reliable. The opinions expressed herein are subject to change at any time and without notice. Past performance is not indicative of future results. This material is not intended as an offer or solicitation for the purchase or sale of any financial instrument. Investors should consider the investment objectives, risks, charges and expenses of any mutual fund carefully before investing. This and other information is contained in the fund's annual and semiannual reports, proxy statement and other fund information, which may be obtained by contacting your financial advisor or visiting the fund's website at www.chinafundinc.com. This information is unaudited and is intended for informational purposes only. It is presented only to provide information on the Fund's holdings, performance and strategies. The Fund is a closed-end exchange traded management investment company. This material is presented only to provide information and is not intended for trading purposes. Closed-end funds, unlike open-end funds, are not continuously offered. After the initial public offering by a closed-end fund, its shares can be purchased and sold on the open market through a stock exchange, where shares may trade at a premium or a discount. The market price of holdings is subject to change daily.

P/E is a ratio of security price to earnings per share. Typically, an undervalued security is characterized by a low P/E ratio, while an overvalued security is characterized by a high P/E ratio. P/B is a ratio of the current stock price to the book value. This is used to identify undervalued stocks. Dividend yield is the annual percentage of return earned by an investor on a common or preferred stock. The average dividend yield is the dividend rate divided by current share price.

©2014 Allianz Global Investors Distributors LLC.

Investment Products: Not FDIC Insured | May Lose Value | Not Bank Guaranteed	AGI-2014-12-15-11166 | FS-CHN-1114